TRANSACT TECHNOLOGIES INCORPORATED
2014 EQUITY INCENTIVE PLAN
PERFORMANCE-BASED
RESTRICTED STOCK UNIT AGREEMENT

This agreement (the “Agreement”) evidences an award (the “Award”) of performance-based restricted stock units granted on [INSERT DATE] to the Participant named below (“Participant”) pursuant to and subject to the terms of the 2014 Equity Incentive Plan, as from time to time amended (the “Plan”) of TransAct Technologies Incorporated (the “Company”).  The Agreement is subject in its entirety to the provisions of the Plan, including, without limitation, the forfeiture and clawback provisions of Section 6(a)(5), which are hereby incorporated by reference in this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.              PARTICIPANT.                                         [INSERT NAME]

2.              NATURE OF AWARD.

The Company hereby grants to Participant, on the date of grant specified in Section 4, and subject to the terms and conditions of the Plan and the Award, the number of Restricted Stock Units specified in Section 3, subject to adjustment pursuant to Section 7.  Each Restricted Stock Unit represents the right to receive one share of Stock, but only if and when a Restricted Stock Unit becomes vested under Section 5.  Except as otherwise provided herein, if the Participant’s employment with the Company terminates for any reason prior to the date on which a Restricted Stock Unit becomes vested under Section 5, then any such unvested Restricted Stock Units shall be immediately forfeited automatically.  The Award is unfunded and unsecured, and Participant’s rights to any Stock hereunder shall be no greater than those of an unsecured general creditor of the Company.  The Award may not be assigned, transferred, pledged, hypothecated or otherwise disposed of, except for disposition at death as provided below.  The Award does not entitle Participant to any rights as a shareholder with respect to any shares of Stock subject to the Award, unless and until such shares of Stock have been transferred to Participant.

3.              TARGET NUMBER OF RESTRICTED STOCK UNITS:  [INSERT NUMBER]

4.              DATE OF GRANT OF AWARD:  [INSERT DATE]

5.              PERFORMANCE VESTING AND DELIVERY OF SHARES.

The Restricted Stock Units will vest, if at all, based upon achievement of the performance goals set forth in Schedule A on [INSERT DATE OF END OF PERFORMANCE PERIOD], and subject to the terms of this Agreement.  Any Restricted Stock Units earned based on achievement of the specific performance goals set forth in Schedule A shall vest when the Administrator certifies the payout level as a result of such performance achievement, and the shares of Stock representing such vested Restricted Stock Units shall be paid to the Participant or Beneficiary no later than 90 days following the end of the performance period.:

Notwithstanding anything else herein to the contrary, if Participant’s employment with the Company ends as a result of Participant’s death or disability, then any unvested Restricted Stock Units shall become fully vested (at target level of performance, if applicable), and the shares of Stock represented by such Restricted Stock Units shall be delivered to the Participant or to the Participant’s Beneficiary (subject to any required tax withholding requirements) within sixty (60) days following such employment termination.  A Participant’s Beneficiary shall be designated prior to death in a manner acceptable to the Administrator (or, if no such beneficiary has been so designated, then the Participant’s estate shall be considered to be the Beneficiary for this purpose) (such designated beneficiary or the estate, as the case may be, being herein referred to as Participant’s “Beneficiary”).  For this purpose, “disability” shall mean, as determined in the sole and absolute discretion of the Administrator in accordance with Treas. Reg. Section 1.409A-3(i)(4), that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

6.              DIVIDENDS AND VOTING RIGHTS.

Participant shall not be entitled to any dividends or other distributions, including amounts in lieu of dividends, with respect to shares of Stock subject to the Award, except as to shares of Stock actually transferred to Participant under Section 5 above as to which Participant is the record owner on the record date for the dividend or other distribution.  Similarly, the Participant shall have no voting rights with respect to the Restricted Stock Units granted hereunder, except as to shares of Stock actually transferred to Participant under Section 5 above, as to which Participant is the record owner.

7.              ADJUSTMENTS.

The Award and the number of Restricted Stock Units subject to the Award are subject to adjustment as provided in Section 7(c) of the Plan.

8.              WITHHOLDING.

Participant or Beneficiary shall, no later than the date on which any share of Stock is transferred to Participant or Beneficiary and as a condition to such transfer, pay to the Company in cash, or make arrangements satisfactory to the Administrator regarding payment of, any and all federal, state, and local taxes of any kind required by law to be withheld with respect to such income.  If any taxes are required to be withheld by the Company prior to such transfer of such share of Stock (for example, upon the vesting of the right to receive such share), the Participant or Beneficiary must (i) pay such taxes timely in cash by separate payment, (ii) instruct the Company to withhold the required taxes from other amounts payable to Participant or Beneficiary, (iii) deliver shares of Stock that have a fair market value equal to the required tax amount, or (iv) make other arrangements for the payment of such taxes as the Administrator determines in its sole discretion.  If Participant or Beneficiary does not timely elect a method to pay such taxes, the Company may require Participant or Beneficiary to make any required tax payment by any of (ii), (ii) or (iv) above as the Administrator determines in its sole discretion.

9.              SECTION 83(b) NOT APPLICABLE.

The Participant expressly acknowledges that because the Award does not give to Participant a present ownership right in any Stock, but only consists of an unfunded and unsecured promise by the Company to deliver shares of Stock in the future, it is not possible to make a so-called “83(b) election” with respect to the Award.

10.              EFFECT ON EMPLOYMENT.

Neither the grant of this Award, nor the delivery of any Stock hereunder, will give the Participant any right to be retained in the employ of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to discharge or discipline such Participant at any time.

11.              SECTION 409A; LIMITATION OF LIABILITY.

This Award is intended to be exempt from, or to otherwise comply with, Section 409A of the Code, and will be construed and interpreted accordingly.  Notwithstanding the foregoing, the Company makes no representations or warranties that the payments and benefits provided under this Award are exempt from or comply with Section 409A, and in no event will the Company, any Affiliate, the Administrator, or any person acting on behalf of the Company, any Affiliate or the Administrator, be liable to the Participant or to the estate or beneficiary of any Participant by reason of the acceleration of income, or any additional tax, penalties, interest or other expenses, asserted by reason of the failure of the Award to satisfy the requirements of Section 409A, or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

TransAct Technologies Incorporated

By:              __________________________
Name:
Title:

Acknowledged and agreed:

__________________________________
Participant:  [INSERT NAME]

Dated:              [INSERT DATE]

SCHEDULE A
TO
PERFORMANCE-BASED
RESTRICTED STOCK UNIT AGREEMENT

[INSERT PAYOUT CHART]